The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segments	% Change vs. Prior Year								Major Drivers of Volume Change
	FY18					FY19
	Q1	Q2	Q3	Q4	FY	Q1	Q2	FYTD
Cleaning	5%	2%	4%	2%	3%	-1%	1%	0%	Q2 increase in volume primarily driven by higher shipments in Professional Products, partially offset by lower shipments in Home Care.
Household	7%	0%	3%	0%	2%	-2%	-5%	-3%	Q2 decrease in volume primarily driven by lower shipments in Glad® Bags and Wraps and Charcoal, partially offset by higher shipments in Cat Litter.
Lifestyle	2%	3%	0%	27%	8%	35%	32%	33%	Q2 increase driven primarily by the benefit of the Nutranext acquisition and higher shipments in Burt’s Bees® natural personal care.
International	-2%	0%	3%	-1%	0%	2%	0%	1%	Q2 volume was flat.
Total Company	4%	1%	3%	5%	3%	5%	5%	5%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segments	% Change vs. Prior Year								Major Drivers of Variance between Volume and Sales Change
	FY18					FY19
	Q1	Q2	Q3	Q4	FY	Q1	Q2	FYTD
Cleaning	5%	1%	3%	3%	3%	2%	6%	4%	Q2 variance between volume and sales driven primarily by the benefit of price increases and favorable mix.
Household	5%	-3%	1%	-3%	0%	0%	-4%	-2%	Q2 variance between volume and sales driven primarily by the benefit of price increases, partially offset by unfavorable mix.
Lifestyle	4%	3%	2%	21%	8%	26%	25%	25%	Q2 variance between volume and sales driven primarily by the unfavorable mix and higher trade promotion spending, partially offset by the benefit of price increases.
International	1%	4%	4%	-2%	2%	-5%	-8%	-7%	Q2 variance between volume and sales driven primarily by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	4%	1%	3%	3%	3%	4%	4%	4%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY18					FY19
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Cost Savings	+160	+170	+140	+120	+140	+130	+140
Price Changes	+40	+30	+50	+50	+40	+90	+220
Market Movement (commodities)	-90	-110	-160	-130	-130	-130	-120
Manufacturing & Logistics	-80	-240	-220	-110	-160	-280	-190
All other (1)	+20	-20	+70	-100	+10	+40	+20
Change vs prior year	+50	-170	-120	-170	-100	-150	+70
Gross Margin (%)	44.9%	43.0%	42.8%	44.0%	43.7%	43.4%	43.7%

(1)	In Q4 of fiscal year 2018, “All other” includes about -60bps of negative impact from costs related to the Nutranext acquisition.

The Clorox Company

Supplemental Unaudited Condensed Information – Balance Sheet
As of December 31, 2018

Working Capital Update

Dollars in Millions and percentages based on rounded numbers

	Q2		Change	Q2		Change
	FY 2019	FY 2018		Days (4)	Days (4)
	($ millions)	($ millions)		FY 2019	FY 2018
Receivables, net	$528	$536	($8)	33	34	-1
Inventories, net	$578	$494	$84	59	53	6
Accounts payable and Accrued Liabilities	$951	$885	$66
Total WC (1)	$252	$306	($54)
Total WC % of net sales (2)	4.3%	5.4%
Average WC (1)	$226	$198	$28
Average WC % of net sales (3)	3.8%	3.5%

(1)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(2)	Represents working capital at the end of the period divided by (net sales for current quarter x 4).
(3)	Represents a two-point average of working capital divided by (net sales for current quarter x 4).
(4)	Days calculations based on a two-point average.

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended December 31, 2018

Capital expenditures for the second quarter were $50 million versus $40 million in the year-ago quarter.

Depreciation and amortization expense for the second quarter was $44 million versus $41 million in the year-ago quarter.

Net cash provided by continuing operations in the second quarter was $190 million, or 12.9% of net sales.

The Clorox Company

Supplemental Unaudited Condensed Information – Free Cash Flow

Fiscal Year-To-Date Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Q2 Fiscal YTD 2019	Q2 Fiscal YTD 2018 (2)
Net cash provided by continuing operations – GAAP	$449	$324
Less: Capital expenditures	$86	$89
Free cash flow – non-GAAP (1)	$363	$235
Free cash flow as a percentage of net sales – non-GAAP (1)	12.0%	8.1%

Net sales	$3,036	$2,916

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

(2)	Net cash provided by continuing operations and free cash flow have been adjusted to reflect the retrospective adoption of Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash,” effective July 1, 2018.

The Clorox Company

Supplemental Unaudited Reconciliation of Earnings From Continuing Operations Before Income Taxes to EBIT (1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2018					FY 2019

	Q1	Q2	Q3	Q4	FY	Q1	Q2

	9/30/17	12/31/17	3/31/18	6/30/18	6/30/18	9/30/18	12/31/18
Earnings from continuing operations before income taxes	$279	$227	$242	$306	$1,054	$268	$224
Interest income	-$1	-$2	-$1	-$2	-$6	-$1	$0
Interest expense	$21	$20	$20	$24	$85	$24	$24
EBIT (1)(3)	$299	$245	$261	$328	$1,133	$291	$248
EBIT margin (1)(3)	19.9%	17.3%	17.2%	19.4%	18.5%	18.6%	16.8%
Depreciation and amortization	$40	$41	$40	$45	$166	$44	$44
EBITDA (2)(3)	$339	$286	$301	$373	$1,299	$335	$292
EBITDA margin (2)(3)	22.6%	20.2%	19.8%	22.1%	21.2%	21.4%	19.8%
Net sales	$1,500	$1,416	$1,517	$1,691	$6,124	$1,563	$1,473
Total debt (4)	$2,200	$2,283	$2,855	$2,483	$2,483	$2,565	$2,520
Debt to EBITDA (3)(5)	1.7	1.8	2.2	1.9	1.9	2.0	1.9

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.

(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides useful additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt and long-term debt. Current maturities of long-term debt and long-term debt are carried at face value net of unamortized discounts, premiums and debt issuance costs.

(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.